                                                                   Exhibit 10.43


            THIS RECEIVABLES PURCHASE TERMINATION AND RECONVEYANCE AGREEMENT (this "Agreement") is made and entered into as of February 26, 2003, among GOLF FUNDING CORPORATION, a Delaware corporation (the "Seller"), CALLAWAY GOLF SALES COMPANY as the servicer (the "Servicer"), REDWOOD RECEIVABLES CORPORATION (the "Purchaser") and GENERAL ELECTRIC CAPITAL CORPORATION as operating agent for the Purchaser (the "Operating Agent") and as collateral agent for the Purchaser (the "Collateral Agent"; together with the Operating Agent, the "Agents").

                               STATEMENT OF FACTS

            Pursuant to that certain Receivables Purchase and Servicing Agreement, dated as of February 10, 1999 (as heretofore amended, restated, supplemented or otherwise modified, the "Purchase Agreement") among the Seller, the Servicer, the Purchaser and the Agents, the Purchaser has purchased or acquired from time to time from the Seller all receivables owned by the Seller and the Servicer has serviced and administered such receivables.

            The parties desire to terminate the Purchase Agreement and to provide for the reassignment by the Purchaser and the Agents of the Transferred Receivables to the Seller in accordance with and subject to the terms and conditions of this Agreement.

                               STATEMENT OF TERMS

            NOW, THEREFORE, in consideration of the mutual covenants herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Definitions. Unless otherwise expressly defined herein, all capitalized terms used herein shall have the respective meanings given such terms in the Purchase Agreement.

            2. Reconveyance by Purchaser. (a) Subject to the terms and conditions of this Agreement, the Purchaser hereby sells, assigns, transfers and conveys to the Seller, and the Seller hereby accepts, purchases and receives, all of the Purchaser's right, title and interest in and to the Transferred Receivables as of the date hereof (the "RECONVEYED PROPERTY"). In consideration for such transfers and assignments, the Seller shall pay the amount set forth in the table below (the "RECONVEYANCE AMOUNT") in immediately available funds on or before 2:00 p.m. (Eastern Time) on [February 26, 2003] in the following account:
Bankers Trust Company, 1 Bankers Trust Plaza, New York, New York 10006, Account
Name: Redwood Receivables Corporation - Collection Account (GFC), Account
Number: 27063, ABA # 021-001-033:

            Outstanding Capital Investment of the Purchaser                   $0

            Accrued but unpaid Daily Yield and accrued but
            unpaid fees of the Agents and the Purchaser                       $0

            Legal Fees                                                     $7000

            Reconveyance Amount                                               $1

            (b) Subject to the terms and conditions of this Agreement, each Agent hereby consents to the sale, assignment, transfer and conveyance hereunder of the Reconveyed Property by the Purchaser to the Seller and hereby releases and terminates all security interests or other rights or interests that such Agent may have in the Reconveyed Property. To evidence the effectiveness of such reassignment and release of all security interests in the Reconveyed Property, each Agent hereby authorizes the Seller (or any other Person designated by the Seller) to record and file termination statements with respect to the financing statements listed on Exhibit A attached hereto, and, each Agent agrees to the extent necessary to execute termination statements with respect to such financing statements. In addition to the foregoing, each of the Agents and the Purchaser hereby agrees to consent to the (i) amendment of that certain Collection Account Agreement, dated as of February 10, 1999 ("Account Agreement #1"), among the Servicer, the Seller, the Collateral Agent, General Electric Capital Corporation as "Lender Agent" and Wells Fargo Bank, N.A. ("Wells Fargo"), and (ii) termination of that certain Collection Account Agreement, dated as of February 10, 1999 ("Account Agreement #2"; together with Account Agreement #1, "Account Agreements"), among the Servicer, the Seller, the Collateral Agent and Wells Fargo, and to execute the termination letter attached hereto as Exhibit B with respect to Account Agreement #2.

            3. Termination of Purchase Agreement. Upon the effectiveness of this Agreement, the Purchase Agreement shall terminate and all obligations of the parties thereunder shall terminate, except with respect to provisions (and obligations arising thereunder) of the Purchase Agreement that survive termination of the Purchase Agreement, and all security interests of the parties thereunder shall terminate.

            4. Releases. Upon the effectiveness of this Agreement, each of the Seller and the Servicer (each such party being referred to as a "Releasing Party") shall be deemed to have (a) released and forever discharged each of the Purchaser, the Agents and their respective subsidiaries, agents, employees, officers, directors, attorneys, affiliates, successors and assigns (collectively, the "Released Parties") of and from any and all liabilities, claims, obligations, indebtedness, liens, causes of action and rights of any kind, character or nature whatsoever, whether known or unknown, whether fixed or contingent, and whether liquidated or unliquidated, that such Releasing Party may have or claim to have against any such Released Party and which arises out of or is connected in any way with any action of commission or omission of any Released Party existing or occurring on or prior to the date of this Agreement, including without limitation any claims, liabilities or obligations relating to or arising out of or in connection with the Purchase Agreement or any of the other Related Documents or any of the transactions contemplated by the Purchase Agreement or any of the other Related Documents, from the beginning of time until the execution and delivery of this Agreement (collectively, the "Released Claims") and (b) agrees forever to refrain from commencing, instituting or prosecuting any law suit, action or other proceeding against any of the Released Parties with respect to any of such Released Claims; provided, however, that the Released Claims do not include, and the releases and covenants-not-to-sue set forth in this Section 4 shall not apply to, the Released Parties' respective representations, warranties, covenants and other obligations under this Agreement or any obligations under the Purchase Agreement which survive termination thereof as provided in Section 3.

            5. Effectiveness of this Agreement. This Agreement shall be effective as of this date upon the satisfaction of all of the following conditions precedent:

            (a) One or more counterparts of this Agreement shall have been executed and delivered by the Seller, the Servicer, the Purchaser and the Agents; and

            (b) The Purchaser shall have received payment of the Reconveyance Amount in accordance with Section 2(a) above.

            (c) The Agents and the Purchaser shall have received evidence satisfactory to the Agents that all conditions precedent to the effectiveness of that certain Fifth Amendment and Limited Waiver to Amended and Restated Credit Agreement, dated as of February 25, 2003, a copy of which is attached as Exhibit C hereto, have been satisfied or waived in accordance with the terms thereof.

            6. Further Assurances. Each of the Purchaser and the Agents hereby agrees to execute and deliver such Uniform Commercial Code termination statements, and such other documents as the Seller may reasonably request from time to time in order to more fully effectuate the transactions contemplated by this Agreement (including, without limitation, those necessary to amend or terminate, as the case may be, the Account Agreements); provided, however, that any and all such termination statements, and other documents shall be prepared and/or recorded at the Seller's expense.

            7. Representations and Warranties.

            (a) Each of the parties hereto represents and warrants that it has the full corporate or other power and authority to execute and deliver this Agreement and to perform its obligations hereunder and that this Agreement has been duly and validly executed and delivered by it (and assuming the due and valid execution and delivery hereof by all other parties hereto) constitutes a legal, valid and binding obligation of such party enforceable against it in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

            (b) Each of the Purchaser and the Agents hereby represents and warrants that, upon the effectiveness of this Agreement and the Purchaser's receipt of the Reconveyance Amount in accordance with Section 2(a) above, the Seller and the Servicer will not owe any amounts to the Purchaser or the Agents for any reason under the Purchase Agreement or any of the other Related Documents; provided, however, that all or a portion of such amounts shall be reinstated in the event and to the extent that any payment thereof is rescinded or must otherwise be disgorged or returned by the Purchaser or either Agent upon the insolvency, dissolution, liquidation, bankruptcy or reorganization of the Seller or the Servicer or upon or as a result of the appointment of a trustee, receiver or conservator or similar officer for the Seller or the Servicer or any substantial part of its property.

            8. Miscellaneous. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be executed in any number of several counterparts, and each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument. The delivery of an executed counterpart hereof by facsimile shall constitute delivery of an executed counterpart hereof.

                                      * * *

            IN WITNESS, each of the parties hereto, by their respective duly authorized signatories, has executed and delivered this Agreement as of the date first above written.

                                 GENERAL ELECTRIC CAPITAL CORPORATION, as
                                 Operating Agent


                                 By: /s/ Brian Schwinn
                                     ------------------------
                                     Brian Schwinn
                                     Duly Authorized Signatory

                                 GENERAL ELECTRIC CAPITAL CORPORATION, as
                                 Collateral Agent


                                 By: /s/ Brian Schwinn
                                     ------------------------
                                     Brian Schwinn
                                     Duly Authorized Signatory

                                 REDWOOD RECEIVABLES CORPORATION, as Purchaser


                                 By: /s/ Brian Schwinn
                                     ------------------------
                                     Brian Schwinn
                                     Assistant Secretary

                                 GOLF FUNDING CORPORATION,
                                 as the Seller


                                 By: /s/ Ronald A. Drapeau
                                     ------------------------
                                     Ronald A. Drapeau
                                     President and Chief Executive Officer

                                 CALLAWAY GOLF SALES COMPANY,
                                 as the Servicer


                                 By: /s/ Ronald A. Drapeau
                                     ------------------------
                                     Ronald A. Drapeau
                                     Chief Executive Officer


                                 Signature Page

                                    EXHIBIT A

                      Financing Statements to be Terminated

          DEBTOR                      STATE                   FILING NO.
          ------                      -----                   ----------
Callaway Golf Sales Company         California               199904860295
Callaway Golf Sales Company         California               199904860288
   Callaway Golf Company            California               199904860283
 Golf Funding Corporation           California               199904860272

                                    EXHIBIT B

                      Account Agreement Termination Letter

                                  [Insert Date]

Wells Fargo Bank, N.A.
401 "B" Street, Suite 2201
San Diego, California 92101


      Re:   Account Number 4488-838889

Ladies and Gentlemen:

            Reference is hereby made to that certain Collection Account Agreement, dated as of February 10, 1999 ("Account Agreement"), among Callaway Golf Sales Company (the "Servicer"), Golf Funding Corporation (the "Seller"), General Electric Capital Corporation as the collateral agent (the "Collateral Agent") and Wells Fargo Bank, N.A. ("Wells Fargo").

            Pursuant to the terms of the Account Agreement, we hereby give you written notice that the Receivables Purchase and Servicing Agreement, dated as of February 10, 1999 (as heretofore amended, restated, supplemented or otherwise modified, the "Purchase Agreement") among the Seller, the Servicer, Redwood Receivables Corporation (the "Purchaser"), the Collateral Agent and General Electric Capital Corporation as operating agent has been terminated and is no longer in effect, and as a result we hereby terminate the Account Agreement.

                                       Very Truly Yours,


                                       GENERAL ELECTRIC CAPITAL CORPORATION


                                       By:__________________________________
                                       Name:  Brian Schwinn
                                       Title: Duly Authorized Signatory

Acknowledged, agreed and consented to
this ___ day of _______________


WELLS FARGO BANK, N.A.


By:_________________________________
Name:
Title:

                                    EXHIBIT C

                       Fifth Amendment and Limited Waiver

                                 [see attached]